Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless the context indicates otherwise, references in this unaudited pro forma condensed combined financial information to the “Company,” “GRIID,” “we,” “us,” “our” and similar terms refer to GRIID Infrastructure Inc. (f/k/a Adit EdTech Acquisition Corp.) and its consolidated subsidiaries. References to “Adit” refer to our predecessor company prior to the Merger. References to “Old GRIID” refer to Griid Holdco LLC prior to the Merger and our wholly owned subsidiary upon the consummation of the Merger. Capitalized terms used in this exhibit 99.2 and not defined herein shall have the meanings set forth in the Current Report on Form 8-K filed by the Company on January 2, 2024, to which this exhibit is filed.

Introduction

The following unaudited pro forma condensed combined financial information is provided to you to aid in your analysis of the financial aspects of the Merger as described in the Merger Agreement. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The following unaudited pro forma condensed combined balance sheet of the Company as of September 30, 2023 and the unaudited pro forma condensed combined statements of operations of the Company for the nine months ended September 30, 2023 and for the year ended December 31, 2022 present the combination of the financial information of Adit and Old GRIID and its subsidiaries after giving effect to the Merger and related adjustments described in the accompanying notes (the “Pro Forma Transactions”). See the accompanying notes to the unaudited condensed combined pro forma financial information for a discussion of assumptions made.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022 give pro forma effect to the Pro Forma Transactions as if they were completed on January 1, 2022. The unaudited pro forma condensed combined balance sheet as of September 30, 2023 gives pro forma effect to the Pro Forma Transactions as if they were completed on September 30, 2023.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	Adit’s audited consolidated financial statements for the year ended December 31, 2022 and the related notes;

•	Adit’s unaudited interim consolidated financial statements as of and for the nine months ended September 30, 2023 and the related notes;

•	Old GRIID’s audited financial statements for the year ended December 31, 2022 and the related notes;

•	Old GRIID’s unaudited interim financial statements as of and for the nine months ended September 30, 2023 and the related notes; and

•

other information related to Adit and Old GRIID included in the Company’s Current Report on Form 8-K filed on January 2, 2024, to which this exhibit is filed, including the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information.

Description of the Merger

On December 29, 2023, Adit consummated a merger (the “Closing”) with Old GRIID, pursuant to an Agreement and Plan of Merger, dated as of November 29, 202, as amended on December 23, 2021, October 17, 2022, and

February 8, 2023 (as amended, the “Merger Agreement”). Pursuant to the Merger Agreement, (i) Merger Sub merged with and into Old GRIID, with Old GRIID as the surviving company in the merger and, after giving effect to such merger, continuing as a wholly owned subsidiary of the Company (the “Merger”) and (ii) Adit’s name was changed from “Adit EdTech Acquisition Corp.” to “GRIID Infrastructure Inc.”

Parties to the Merger

Adit

Adit was a blank check company incorporated in Delaware for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

On December 26, 2023, the Company, acting pursuant to authorization from its Board of Directors, notified the NYSE American of its intention to voluntarily withdraw the listing of its common stock, units and Public Warrants from the NYSE American. On January 2, 2024, the Company received a notification from the NYSE American stating that the staff of NYSE Regulation has determined to commence proceedings to delist the Company’s common stock, units and Public Warrants (collectively, the “Securities”) pursuant to Section 119(f) of the NYSE American Company Guide because the Company consummated a business combination transaction without the required authorization from the NYSE American. At this time, the Securities have been suspended from trading and will not continue to trade on the NYSE American. As indicated in the notification, the Company has a right to a review of the delisting determination by a Listings Qualifications Panel of the Committee for Review of the Board of Directors of the Exchange Committee of the Board of Directors of the NYSE American, provided a written request for such review is requested no later than January 9, 2024. The Company does not intend to make such a request. On January 2, 2024, our common stock began trading on Cboe Canada under the symbol “GRDI,” and on January 3, 2024 our common stock and Public Warrants began to be quoted on the OTC Pink under the symbols “GRDI” and “GRDI.WS”, respectively.

Merger Sub

Merger Sub was a Delaware limited liability company and wholly owned direct subsidiary of Adit formed on November 24, 2021. On December 29, 2023, in the Merger, Merger Sub merged with and into Old GRIID, and the separate limited liability company existence of Merger Sub ceased and Old GRIID, as the surviving company of the Merger, continued its existence under the Limited Liability Company Act of the State of Delaware as a wholly owned subsidiary of the Company.

GRIID

GRIID is an emerging American infrastructure company in the bitcoin mining sector. GRIID employs a vertically integrated self-mining strategy to develop and operate U.S.-based mining facilities that generate bitcoin. GRIID’s current business plan does not include the expansion of its mining operations to include digital assets other than bitcoin, or any other activities with, or the holding of, any other cryptocurrencies other than bitcoin, and GRIID does not anticipate any changes to its business plan for the foreseeable future. As of the date hereof, GRIID has 68MW of available electrical capacity in its New York facility and its three Tennessee facilities (48MW of which are at dedicated self-mining sites and 20MW of which are subject to the Mining Services Agreement), and GRIID believes that it is well-positioned to grow its capacity to 436MW by the end of 2024. GRIID’s mining operations currently utilize ASICs manufactured by two leading companies, Bitmain and MicroBT. GRIID has also purchased ASICs manufactured by Intel, which it anticipates integrating into its operations. GRIID has begun the process of developing a carbon-free focused power pipeline including 1300MW of power capacity subject to memoranda of understanding and letters of intent, land acquisition, and infrastructure procurement. GRIID’s existing facilities utilize approximately 67% carbon-free power, and expects that its facilities will utilize approximately more than 90% carbon-free power by the end of 2024. These carbon-free levels are based solely on generation type and not from offsets or carbon credits and can therefore be materially improved.

The Merger

At the Closing of the Merger, the limited liability company membership interests of Merger Sub were converted into an equivalent limited liability company membership interest in post-Merger Old GRIID and each limited liability company membership unit of Old GRIID issued and outstanding immediately prior to the effective time of the Merger were automatically converted into and became the right to receive such unit’s share, as determined in accordance with the Merger Agreement, of 58,500,000 shares of our common stock.

The Merger consideration issued to the Old GRIID equity holders at the Closing of the Merger pursuant to the Merger Agreement had an implied value of $585,000,000 and was paid in shares of Adit common stock.

As a result of the Merger, the ownership of the Company by the holders of the common stock issued in Adit’s IPO (“IPO Shares”), the initial stockholders of Adit and the Old GRIID equity holders was as follows:

•	the holders of IPO Shares own 216,298 shares of our common stock, representing 0.3% of the Company’s total outstanding shares of common stock;

•

the initial stockholders own 6,900,000 shares of our common stock, representing 10.5% of our total outstanding shares of common stock, of which 6,832,500 shares of common stock, representing 10.4% of our total outstanding shares of common stock, are held by the Sponsor; and

•	the Old GRIID equity holders own 58,500,000 shares of our common stock, representing 89.2% of our total outstanding shares of common stock.

The ownership percentages set forth above do not take into account any warrants that were outstanding as of the Closing and may be exercised thereafter.

In connection with the Closing, we, along with the initial stockholders of Adit and certain Old GRIID members entered into an investor rights agreement to provide for certain registration rights related to the shares of Adit common stock, private placement warrants of Adit and the Working Capital Warrants. We agreed to, among other things, file within 30 days of Closing a resale shelf registration statement covering the resale of all registrable securities under the investor rights agreement.

Accounting for the Merger

The Merger was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Adit is treated as the acquired company and Old GRIID is treated as the acquiror for financial statement reporting purposes since (i) following the Merger, we are governed by a board of directors consisting of four members that were initially appointed by Old GRIID and three initially that were appointed by Adit; (ii) the Old GRIID equity holders represent a majority of the voting power of the Company; (iii) Old GRIID’s operations prior to the Merger constituted the only ongoing operations of the Company; (iv) Old GRIID’s senior management constitutes a majority of the senior management of the Company; and (v) Old GRIID was significantly larger than Adit in terms of revenue, total assets (excluding cash) and employees. Accordingly, for accounting purposes, the financial statements of the combined company will represent a continuation of the consolidated financial statements of Old GRIID with the acquisition being treated as the equivalent of Old GRIID issuing shares for the net assets of Adit, accompanied by a recapitalization. The net assets of Adit will be stated at historical cost, with no goodwill or other intangible assets recorded.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what GRIID Infrastructure Inc.’s financial condition or results of operations would have been had the Merger occurred on the dates indicated. Further, the unaudited pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact of any anticipated synergies, operating efficiencies or cost savings that may result from the Pro Forma Transactions. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the Pro Forma Transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial statement.

The related transactions that are given pro forma effect include:

•	The effects of the Merger between Adit and Old GRIID,

•	Additional notes payable issued during the fourth quarter of 2023,

•	Notes payable amended during the fourth quarter of 2023,

•	An initial $25 million draw on the GEM facility, which is expected to occur in the first quarter of 2024, and

•	The repayment of approximately $5 million of notes payable and related accrued interest, which is expected to occur in the first quarter of 2024.

The following summarizes the pro forma number of our common stock valued at $10.00 per share as of the Closing, including the potential dilutive effect of the exercise or vesting of warrants:

Weighted average shares outstanding, basic and diluted
Adit Sponsor Shares	6,900,000
Adit IPO Shares	216,298
Initial draw on GEM Facility (assumed purchase price of $9.20)	2,717,391
GEM Warrants (strike price of $4.84)	1,733,726
GRIID Stockholders	58,500,000

Total Shares Outstanding at Closing	70,067,415
Potentially Dilutive Shares:
Conversion of Related Party Payables (strike price of $11.50)	—
Public Warrants (strike price of $11.50)	—
Private Warrants (strike price of $11.50)	—

Total Pro Forma Fully Diluted Shares	70,067,415

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2023

(dollars in thousands)

	Adit (Historical)	GRIID (Historical)	Transaction Accounting Adjustments (see Note 3)		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$226	$491	$6,508	(I)	$7,180
			(20,045)	(A)
			25,000	(C)
			(5,000)	(J)
Other receivables	—	220	—		220
Note receivable		1,439	(1,439)	(W)	—
Cryptocurrencies	—	134	—		134
Finance lease—right-of-use asset, current	—	1	—		1
Prepaid expenses and other current assets	132	189	—		321

Total current assets	358	2,474	5,024		7,856
Cash and securities held in trust account	21,522		(19,370)	(Z)	—
			(2,152)	(B)
		323	—		323
Property and equipment, net	—	32,227	—		32,227
Operating lease right-of-use asset, non-current	—	2,327	—		2,327
Right-of-use asset-finance lease	—	49	—		49
Other non-current assets	—	5,400	—		5,400

Total assets	$21,880	$42,800	$(16,498)		$48,182

LIABILITIES, COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Accounts payable	—	2,973	—		2,973
Accrued offering costs and expenses	6,305	—	(6,305)	(D)	—
Operating lease liability, current	—	225	—		225
Finance lease liability, current	—	6	—		6
Accrued expenses and other current liabilities	—	3,743	(2,198)	(D)	1,545
Income and excise taxes payable	129	—	—		129
Due to related party	218	—	—		218
Note payable, net		8,388	(3,296)	(I)	92
			(5,000)	(J)
Interest bearing note	1,439	—	(1,439)	(W)	—
Working capital loan – related party	503	—	—		503

Total current liabilities	8,594	15,336	(18,238)		5,692
Deferred underwriting discount	6,762	—	(6,762)	(E)	—
Warrant liability	523	94,768	3,450	(T)	3,973
			(94,768)	(X)
Notes payable, net	—	52,115	9,804	(I)	61,919
Payable to lessor-construction in progress	—	271	—		271
Unearned grant revenue	—	195	—		195
Operating lease liability	—	2,167	—		2,167
Finance lease liability	—	94	—		94

Total liabilities	15,879	164,946	(106,514)		74,311

	Adit (Historical)	GRIID (Historical)	Transaction Accounting Adjustments (see Note 3)		Pro Forma Combined
Commitments and contingencies
Common stock subject to possible redemption	21,851	—	(19,370)	(Z)	—
			(2,481)	(Y)
Stockholders’ equity (deficit)
Common stock	1	—	(1)	(F)	35
			7	(H)
			1	(X)
			27	(C)
Class A Units (1,740,000 units authorized, issued and outstanding)	—	2,168	(2,168)	(G)	—
Class B Units (8,360,000 units authorized, 8,160,000 units issued and outstanding)	—	200	(200)	(G)	—
Class C Units (2,500,000 units authorized, 2,418,000 issued, 749,598 outstanding)	—	—	—		—
Additional paid-in capital	—	—	24,973	(C)	117,133
			2,368	(G)
			(7)	(H)
			1	(F)
			(7,450)	(T)
			94,767	(X)
			2,481	(Y)
Accumulated deficit	(15,851)	(124,514)	(6,931)	(D)	(143,296)
			4,000	(T)

Total stockholders’ (deficit) equity	(15,850)	(122,146)	111,867		(26,129)

Total liabilities, common stock subject to possible redemption and stockholders’ equity	$21,880	$42,800	$(16,498)		$48,182

For the Nine Months Ended September 30, 2023

(amounts in thousands, except share and per share amounts)

	Adit (Historical)	GRIID (Historical)	Transaction Accounting Adjustments (see Note 3)		Pro Forma Combined
Revenue	—	$14,070	—		$14,070
Expenses
Operating expenses	—	25,022	—		25,022
Formation and operating costs	2,298	—	—		2,298

Total operating expenses	2,298	25,022	—		27,320

Gain on disposal of property and equipment	—	1,484	—		1,484
Operating income (loss)	(2,298)	(9,468)	—		(11,766)
Other income (expense)
Gain (loss) on change in fair value of warrant liability	(64)	(4,598)	—		(4,662)
Gain on extinguishment – non-debt related	—	375	—		375
Other income, net of other expense	645	453	(645)	(K)	453
Interest expense, net of interest income	(21)	(21,022)	—		(21,043)

Total other (expense) income	560	(24,792)	(645)		(24,887)

Net income (loss), before taxes	(1,738)	(34,260)	(645)		(36,643)
Income tax expense (credit)	115	(354)	(187)	(M)	(426)

Net income (loss)	$(1,853)	$(33,906)	$(458)		$(36,217)

Weighted average shares outstanding, basic and diluted	6,900,000			(N)	70,067,415
Net income per share, basic and diluted	$0.20			(N)	$(0.52)

Unaudited Pro Forma Condensed Combined Statement of Operation

For the Year Ended December 31, 2022

(amounts in thousands, except share and per share amounts)

	Adit (Historical)	GRIID (Historical)	Transaction Accounting Adjustments (see Note 3)			Pro Forma Combined
Revenue	—	$22,355	—			$22,355
Expenses
Operating expenses	—	42,084	—			42,084
Formation and operating costs	2,941	—	—			2,941

Total operating expenses	2,941	42,084	—			45,025
Gain on disposal of property and equipment	—	(16)	—			(16)

Operating income (loss)	(2,941)	(19,745)	—			(22,686)
Other income (expense)
Loss on extinguishment of debt.	—	(51,079)	—			(51,079)
Gain (loss) on change in fair value of warrant liability	4,585	22,948	—			27,533
Gain on termination of warrant	—	139	—			139
Other income, net of other expense	3,984	200	(3,984)	(K	)	200
Interest expense, net of interest income	—	(14,367)	—			(14,367)

Total other (expense) income	8,569	(42,159)	(3,984)			(37,574)

Net income (loss), before taxes	5,628	(61,904)	(3,984)			(60,260)
Income tax expense (credit)	795	(298)	(1,155)	(M)		(658)

Net income (loss)	$4,833	$(61,606)	$(2,829)			$(59,602)

Weighted average shares outstanding, basic and diluted	6,900,000			(N)		70,067,415
Net loss per share, basic and diluted	$0.14			(N)		$(0.85)

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Note 1—Basis of Presentation

The Merger has been accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Adit is treated as the acquired company for financial reporting purposes, in accordance with the Financial Standards Board’s Accounting Standards Codification Topic 805, “Business Combinations” (“ASC 805”). Accordingly, for accounting purposes, the financial statements of the combined company represent a continuation of the consolidated financial statements of Old GRIID with the acquisition being treated as the equivalent of Old GRIID issuing shares for the net assets of Adit, accompanied by a recapitalization. The net assets of Old GRIID and Adit are stated at historical cost, with no goodwill or other intangible assets recorded.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Merger.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 assumes that the Merger had been completed on September 30, 2023. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022 give pro forma effect to the Merger as if it had been completed on January 1, 2022.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 has been prepared using, and should be read in conjunction with, the following:

•	Adit’s unaudited balance sheet as of September 30, 2023 and the related notes; and

•	Old GRIID’s unaudited balance sheet as of September 30, 2023 and the related notes.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 has been prepared using, and should be read in conjunction with, the following:

•	Adit’s unaudited statement of operations for the nine months ended September 30, 2023 and the related notes; and

•	Old GRIID’s unaudited consolidated statement of operations for the nine months ended September 30, 2023 and the related notes.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 has been prepared using, and should be read in conjunction with, the following:

•	Adit’s audited statement of operations for the year ended December 31, 2022 and the related notes; and

•	Old GRIID’s audited consolidated statement of operations for the year ended December 31, 2022 and the related notes.

Note 2—Accounting Policies

Based on an initial analysis in preparation for the Merger, management did not identify any differences between the two entities’ accounting policies that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies. Upon consummation of the Merger, management performed a comprehensive review of the two entities’ accounting policies, and as a result of the comprehensive review, management did not identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Company.

Note 3 —Transaction Accounting Adjustments

The following describes the transaction accounting adjustments included in the unaudited pro forma financial statements presented herein, as of and for the nine months ended September 30, 2023 and for the year ended December 31, 2022.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2023

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2023 are as follows:

(A)	To reflect the net cash proceeds from the business combination as follows (in thousands):

Release of Trust Account	2,152	(B	)
Payment of transaction expenses	(15,435)	(D	)
Payment of deferred underwriting fee payable	(6,762)	(E	)

Cash	(20,045)	(A	)

(B)	Reflects the liquidation and reclassification of cash and investments held in the trust account that became available for general use by the Company following the Merger.

(C)	Reflects the anticipated draw on the GEM facility.

(D)

Reflects payment of estimated total transaction costs including transaction costs which include legal, financial advisory and other professional fees related to the Merger. The transaction cost details are follows:

Transaction costs previously accrued	8,503
Deferred underwriting costs	6,762	(E	)
Payment of other transaction expenses	6,931

Total	22,197

(E)	Reflects the settlement of approximately $6.8 million of deferred underwriting fees incurred during Adit’s IPO that were contractually due upon completion of the Merger.

(F)	Reflects the elimination of Adit’s common stock balances into additional paid in capital.

(G)	Represents the elimination of Old GRIID’s Class A Units and Class B Units and the related issuance of GRIID Infrastructure Inc. common shares to such unitholders.

(H)	Reflects the issuance of 70,156,323 shares of GRIID Infrastructure Inc. common stock issued in connection with the Closing of the transaction.

(I)	Reflect additional notes issued and notes amended during the fourth quarter of 2023.

(J)	Reflect repayment of notes following an assumed $25 million net draw on the GEM facility,

(T)

Represents the estimated warrant liability and costs of equity associated with the GEM Share Purchase Agreement. The Company is assuming the potential for liability treatment based up underlying terms of the warrant. The assumptions used to measure the fair value of the warrant liability are as follows:

Volatility Rate	40.0%
Risk-free rate	3.99%
Expected term	3.25
Fair value of share	$5.38

(W)	To eliminate intercompany note payable and receivable.

(X)	To give consideration to reflect the Old GRIID warrants which converted to shares of GRIID Infrastructure Inc. common stock at the Closing.

(Y)	To eliminate remaining Adit’s common stock subject to possible redemption.

(Z)	To give consideration to the 1,783,728 shares redeemed in the fourth quarter of 2023 in connection with Adit’s vote of stockholders to approve the Merger.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Nine Months Ended September 30, 2023 and for the Year Ended December 31, 2022

The pro forma adjustment included in the unaudited pro forma statements of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022 is as follows:

(K)	Removes interest related to trust account, as liquidated at the beginning of the period presented.

(M)

The pro forma income tax expense was calculated with a blended income tax provision of 29%, which is based upon an effective federal income tax rate of 21%, state income tax rate of 7.25% and city income tax rate of 8.85%.

(N)

Represents the net income per share calculated using the GRIID Infrastructure Inc. shares of common stock issued at Closing in connection with the Pro Forma Transactions, assuming that the shares were outstanding since January 1, 2022. As the Pro Forma Transactions are being reflected as if they had occurred on January 1, 2022, which is the beginning of the earliest period presented, the calculation of weighted average shares outstanding for net income per share assumes that the shares issuable related to the Pro Forma Transactions have been outstanding for the entirety of the periods presented. Basic and diluted net income per share are presented as the same amounts, as the unaudited pro forma condensed combined statements of operations present pro forma net loss.